Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, James Shanahan, certify that:

1.I have reviewed this annual report on Form 10-K/A of Focus Financial Partners Inc.; and

2.Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

/s/ JAMES SHANAHAN
James Shanahan
Chief Financial Officer

Date: April 19, 2023